UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/04/2009

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123747

Delaware	26-3739386
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2009, Kraton Polymers U.S. LLC (“Kraton”) and Shell Chemical LLP (“Shell”) fully executed Amendment Number Eleven (#11) of their Isoprene Sales Contract of September 11, 1999 (the “Amendment Number Eleven (#11)”), which Amendment Number Eleven (#11) is dated effective December 4, 2009.

Under the terms of Amendment Number Eleven (#11), the Period of the Contract under Article 3 was amended and restated. The period of this Sales Contract will begin on July 1, 1999 and end of December 31, 2009, but will continue thereafter, subject to termination effective on such ending date, or at any subsequent time, by either Party giving the other at least sixteen (16) calendar days prior written notice at any time for any reason, provided that such termination will not take effect before December 31, 2009.

* Kraton Polymers U.S. LLC is a wholly owned subsidiary of Elastomers Holdings LLC. Elastomers Holdings LLC is a wholly owned subsidiary of Kraton Polymers LLC.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with this Current Report pursuant to Item 1.01.

(d) Exhibits

Exhibit 99.1: Amendment Number Eleven (#11) To Isoprene Sales Contract dated effective December 4, 2009, between Kraton and Shell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

Date: December 7, 2009	By:	/S/ STEPHEN W. DUFFY
Stephen W. Duffy
Vice President and General Counsel

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